                           SCHEDULE 14A INFORMATION


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ' 240.14a-11(c) or ' 240.14a-12


                                CMI Corporation
               ------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

               ------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)  Title of each class of securities to which transaction applies:

     _____________________________________________________________________

     2)  Aggregate number of securities to which transaction applies:

     _____________________________________________________________________

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     _____________________________________________________________________

     4)  Proposed maximum aggregate value of transaction:

     _____________________________________________________________________

     5)  Total fee paid: _________________________________________________

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)  Amount Previously Paid: ____________________________________________
     2)  Form, Schedule or Registration Statement No.: ______________________
     3)  Filing Party: ______________________________________________________
     4)  Date Filed: ________________________________________________________

                                CMI CORPORATION
                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                 June 2, 2000




To the Shareholders of
CMI Corporation:

     The 2000 Annual Meeting of Shareholders of CMI Corporation (the "Company") will be held on June 2, 2000 at 10:00 A.M. (Oklahoma City time), at the Company's corporate offices, Interstate 40 and Morgan Road, Oklahoma City, Oklahoma. The items of business to be considered are:

          1. The election of three directors for a term of three years each;

          2. The approval of the CMI Corporation Deferred Compensation Plan; and

          3. Such other matters as may properly come before the meeting or any adjournment thereof.

     The close of business on April 26, 2000 has been fixed as the record date for the determination of the holders of Voting Class A Common Stock and Voting Common Stock entitled to notice of and to vote at the Annual Meeting.

     YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE TO ASSURE REPRESENTATION OF YOUR SHARES. SHOULD YOU ATTEND, YOU MAY, IF YOU WISH, WITHDRAW YOUR PROXY AND VOTE YOUR SHARES IN PERSON.


                              By Order of the Board of Directors

                              /s/ JIM D. HOLLAND

                              Jim D. Holland, Senior Vice President



Oklahoma City, Oklahoma
May 5, 2000

                                CMI CORPORATION
                         INTERSTATE 40 AND MORGAN ROAD
                                P. O. BOX 1985
                         OKLAHOMA CITY, OKLAHOMA 73101

                                PROXY STATEMENT
                                _______________

     This Proxy Statement is furnished to the shareholders of CMI Corporation, an Oklahoma corporation (the "Company"), in connection with the solicitation by the Board of Directors of proxies to be voted at the 2000 Annual Meeting of Shareholders of the Company and any adjournment thereof. The Annual Meeting will be held on June 2, 2000 at 10:00 A.M. (Oklahoma City time) at the offices of the Company, located at Interstate 40 and Morgan Road, Oklahoma City, Oklahoma. Information in this Proxy Statement is as of April 1, 2000 unless otherwise stated. The approximate date on which this Proxy Statement and enclosed form of proxy have been mailed to shareholders is May 5, 2000.

                              GENERAL INFORMATION

     Holders of record at the close of business on April 26, 2000 (the "Record Date") of shares of Voting Class A Common Stock, $.10 par value ("Class A Stock"), and Voting Common Stock, $.10 par value ("Common Stock"), are entitled to notice of and to vote on all matters presented at the Annual Meeting. A list of shareholders entitled to vote at the Annual Meeting will be open for inspection by any shareholder at the offices of the Company during normal business hours for a period of at least ten days before the Annual Meeting. As of the Record Date, there were 21,690,886 shares of Class A Stock and 602 shares of Common Stock outstanding and entitled to vote. Each share of Class A Stock and each share of Common Stock is entitled to one vote on each item of business to be considered at the Annual Meeting.

     If the accompanying proxy card is properly signed and returned to the Company and not revoked, it will be voted in accordance with the instructions contained therein. Unless contrary instructions are given, the persons designated as proxy holders in the accompanying proxy card will vote for each of the nominees for director and for the approval of the CMI Corporation Deferred Compensation Plan. With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion. A shareholder may revoke his or her proxy at any time before it is exercised by filing with the Secretary of the Company an instrument revoking the proxy or a duly executed proxy bearing a later date. The proxy will be suspended if the shareholder attends the Annual Meeting in person and requests to vote at the Annual Meeting. Attendance at the Annual Meeting will not in itself constitute revocation of the proxy.

     The presence, in person or by proxy, of the holders of one-third of the shares of Class A Stock and Common Stock entitled to vote as of the Record Date is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. A plurality of the votes duly cast is required for the election of directors (i.e., individuals who receive the greatest number of votes are elected as directors up to the maximum
number of directors to be chosen at the Annual Meeting).   Provided that at
least a majority of the outstanding shares of Class A Stock and Common Stock vote on the proposal, the affirmative vote of the holders of a majority of the shares of Class A Stock and Common Stock present in person or represented by proxy at the Annual Meeting is required for the approval of the CMI Corporation Deferred Compensation Plan. Abstentions are not counted for purposes of the election of directors, but are counted as votes against the proposal to approve the CMI Corporation Deferred Compensation Plan. A broker "non-vote" is not counted for purposes of the election of directors or the approval of the CMI Corporation Deferred Compensation Plan.

     The Board of Directors recommends that the shareholders vote for each of the nominees for director and for the approval of the CMI Corporation Deferred Compensation Plan. The enclosed proxy is solicited on behalf of the Board of Directors.

        SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth certain information regarding the beneficial ownership of the Class A Stock by (i) each shareholder of the Company who is known by the Company to beneficially own more than five percent of the outstanding Class A Stock, (ii) each director and certain executive officers, and (iii) all directors and executive officers as a group. Unless otherwise indicated, all persons listed have an address c/o the Company's principal executive offices and have sole voting and investment power with respect to their shares of Class A Stock, except to the extent authority is shared by spouses under applicable law.


                                                             Number of Shares
          Name and Address                                    and Nature of            Percent of
          of Beneficial Owner                              Beneficial Ownership     Class A Stock(1)
          -------------------                              --------------------     ----------------
Recovery Equity Investors, L.P..........................        7,116,667(2)              32.8%
555 Twin Dolphin Drive, Suite 185
Redwood, California  94065
Recovery Equity Partners, L.P...........................        7,116,667(2)              32.8
555 Twin Dolphin Drive, Suite 185
Redwood, California  94065
Joseph J. Finn-Egan.....................................        7,116,667(2)              32.8
Jeffrey A. Lipkin.......................................        7,116,667(2)              32.8
Bill Swisher............................................        2,066,883(3)               9.5
Larry D. Hartzog........................................          172,700(4)                *
Jim D. Holland..........................................           64,300(5)                *
Thomas P. Stafford......................................           10,000(5)                *
David Jolly.............................................            1,103                   *
Tom Engelsman...........................................                0                   0
Kenneth J. Barker.......................................                0                   0
J. Larry Nichols........................................                0                   0
All directors and officers
as a group (11 persons).................................        9,912,165(5)(6)           45.6


(1) For purposes of computing the percent of Class A Stock held by a beneficial owner, director or officer, the 602 outstanding shares of Common Stock have been treated as shares of Class A Stock.
(2) All of the shares beneficially owned by Recovery Equity Investors, L.P., a Delaware limited partnership ("REI"), are included in the shares beneficially owned by Recovery Equity Partners, L.P., the general partner of REI, and Messrs. Finn-Egan and Lipkin, the general partners of Recovery Equity Partners, L.P. This amount does not, however, include shares of Class A Stock beneficially owned by Bill Swisher and certain members of his family, with respect to which shares REI may (i) elect to acquire pursuant to a right of first refusal under a certain Shareholders Agreement (the "Shareholders Agreement") between REI, the Company, Bill Swisher and certain members of Mr. Swisher's family, and (ii) vote or direct the voting of in favor of all persons designated by REI for election to the Company's Board of

Directors pursuant to the terms of a certain Investment Agreement (the "Investment Agreement") between the Company and REI.
(3) Includes 1,466,434 shares held by a revocable trust of which Mr. Swisher is the sole trustee and beneficiary during his lifetime; 600,000 shares held by two charitable remainder trusts of which Mr. Swisher and his wife are the sole trustees and have a unitrust interest during their joint lifetimes; and 449 shares held by a trust for the benefit of Mr. Swisher's father of which Mr. Swisher is a co-trustee. Mr. Swisher disclaims beneficial ownership of all shares held for the benefit of his father. Pursuant to the terms of the Shareholders Agreement, Mr. Swisher is required to vote or grant to REI a proxy to vote all of his shares of Class A Stock in favor of the election of all persons designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement.
(4) Includes 22,700 shares held by a trust of which Mr. Hartzog is the trustee and beneficiary.
(5) Includes the following number of shares subject to options that were exercisable at or within 60 days after April 1, 2000: Mr. Holland, 24,200; Mr. Stafford, 10,000; and all directors and executive officers of the group, 34,200.
(6) Includes 306,237 shares held by various trusts of which Thane Swisher, the Vice President and Secretary of the Company, is a trustee or a co-trustee.
*  Constitutes less than one percent of the outstanding Class A Stock.

                             ELECTION OF DIRECTORS

     The Company's Bylaws provide that the Board of Directors shall consist of not less than three nor more than nine members. The current number of directors is eight. For election purposes, directors are divided into two groups of three directors and a third group of two directors. Each group holds office for three years. The Bylaws further provide that one group of the Board shall be elected at each Annual Meeting.

     At the Annual Meeting, shareholders will elect three directors who will hold office until the Annual Meeting of Shareholders in 2003. The Board has nominated Joseph J. Finn-Egan, Jeffrey A. Lipkin and J. Larry Nichols to be elected at the Annual Meeting. Each of the nominees presently serves on the Board and has consented to continue to serve as a director if elected. If any nominee should be unavailable to serve for any reason, which is not anticipated, the persons named as proxies will vote the shares represented by all valid proxy cards for such substitute nominee as the Board of Directors recommends.

     The following is a brief account of the business experience during the past five years of each director and each executive officer, including his principal occupation and employment during that period, and the name and principal business of any corporation or other organization in which each person has been occupied or employed. Directorships in certain companies presently held by each director or nominee are also set forth.

     Tom Engelsman (age 50) has served as Chief Executive Officer of the Company since October 1998 and a director of the Company since November 1998. From February 1998 to October 1998, Mr. Engelsman was a private investor. Mr. Engelsman was the President and Chief Operating Officer of Beloit Corporation, a subsidiary of Harnischfeger Industries Inc., from 1994 to February 1998. From 1991 to 1994, Mr. Engelsman was the President and Chief Executive Officer of Landis & Gyr Corporation, a control system manufacturing company located in Switzerland. From 1987 to 1991, he was the President of Sales of Dresser-Rand Company and from 1971 to 1987, Mr. Engelsman held various positions with Ingersoll-Rand. Mr. Engelsman was designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement. Mr. Engelsman's term on the Board of Directors expires in 2002.

     Jim D. Holland (age 55) has served as the Senior Vice President, Treasurer and Chief Financial Officer of the Company since August 1984.

     Thane Swisher (age 43) has served as a Vice President and Secretary of the Company since October 1987. Mr. Swisher's father, Bill Swisher, is the Chairman of the Board of the Company.

     David Jolly (age 51) became Vice President and Corporate Controller of the Company in January 1999. From May 1996 to December 1998, Mr. Jolly was a Vice President Group Controller for Beloit Corporation. From 1976 until April 1996, Mr. Jolly served in various accounting positions for Ingersoll-Rand.

     Kenneth J. Barker (age 58) has been a director of the Company since January 10, 1997. Since July 1994, Mr. Barker has been President of Custom Products Corporation, a manufacturer of precision metal components. From October 1993 to March 1994, Mr. Barker was Chief Operating Officer of Customer Products Corporation. Prior to October 1993, Mr. Barker held various management positions with several manufacturing businesses such as American Fibrit, Inc., Allen Industries, Rockwell International and Chrysler Corporation. Mr. Barker was designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement. Mr. Barker's term on the Board of Directors expires in 2002.

     Joseph J. Finn-Egan (age 66) has been a director of the Company since August 30, 1991. Since 1987, Mr. Finn-Egan has been a general partner of Recovery Equity Partners, L.P., the general partner of REI. Mr. Finn-Egan also serves as a director of Chadmore Wireless Group, Inc. Mr. Finn-Egan was designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement. Mr. Finn-Egan's term on the Board of Directors expires in 2000.

     Larry D. Hartzog (age 65) has practiced law in Oklahoma City, Oklahoma since 1961 and is presently a director and stockholder of Hartzog Conger & Cason, an Oklahoma City law firm. Mr. Hartzog became a director of the Company in 1975. Mr. Hartzog's term on the Board of Directors expires in 2001.

     Jeffrey A. Lipkin (age 54) has been a director of the Company since August 30, 1991. Since 1987, Mr. Lipkin has been a general partner of Recovery Equity Partners, L.P., the general partner of REI. Prior to co-founding REI with Mr. Finn-Egan, Mr. Lipkin was a partner of Gaston & Snow, a national law firm, from 1984 to 1989. Mr. Lipkin also serves as a director of Chadmore Wireless Group, Inc. and QAD, Inc. Mr. Lipkin was designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement. Mr. Lipkin's term on the Board of Directors expires in 2000.

     J. Larry Nichols (age 57) is the President and Chief Executive Officer of Devon Energy Corporation, an oil and gas company headquartered in Oklahoma City. Mr. Nichols has been a director of Devon Energy since 1971, President since 1976 and Chief Executive Officer since 1980. He serves as a director of the Independent Petroleum Association of America, the Independent Petroleum Association of New Mexico, the Domestic Petroleum Council, the Oklahoma Independent Petroleum Association, the Natural Gas Supply Association and the National Petroleum Council. Mr. Nichols also serves as a director of Smedvig asa and as President of the Oklahoma Nature Conservancy. Mr. Nichols is also a member of the Board of Governors of the American Stock Exchange. Mr. Nichols' term on the Board of Directors expires in 2000.

     Thomas P. Stafford (age 69), USAF (Ret. Lt. Gen.), has held various positions in government and industry throughout his career and currently is a consultant with General Technical Services, Inc. Mr. Stafford became a director of the Company in 1983. Since 1980, Mr. Stafford has served as Chairman of the Board of Omega Watch Corporation of America. He also is currently a member of the board of directors of Tremont, Inc., Seagate Technology, Inc., NL Industries, Inc., and Timet, Inc. Mr. Stafford's term on the Board of Directors expires in 2001.

     Bill Swisher (age 69) has been a director of the Company since 1966. Mr. Swisher served as Chief Executive Officer of the Company from 1965 until October 1998 and as Chairman of the Company from October 1998 until August 1999. Mr. Swisher currently serves as Chairman of the Board of Directors of the Company. Mr. Swisher is also a director of OGE Energy Corp. Pursuant to the terms of the Investment Agreement, Mr. Swisher is entitled to nominate himself for election to the Board of Directors so long as he continues to beneficially own (with his wife, children and grandchildren) at least 1,500,000 shares of Class A Stock. Mr. Swisher's term on the Board of Directors expires in 2002.

Certain Information Concerning the Board of Directors

     The Board of Directors of the Company has a standing Audit Committee, the members of which are Messrs. Hartzog and Stafford. The Audit Committee held two meetings during 1999. The Audit Committee's principal responsibilities are to generally review the overall scope and results of the audit by the Company's independent auditors and to recommend to the Board of Directors the appointment of the independent auditors. The Board of Directors also has a standing Compensation Committee. During 1999, Messrs. Finn-Egan, Hartzog, Lipkin and Stafford served on the Compensation Committee. The Compensation Committee met once during 1999. The principal functions of the Compensation Committee are (i) to review the objectives, structure, cost and administration of the Company's major compensation and benefit policies and programs, (ii) to review annually officers' salaries, management incentives and stock options, and (iii) to administer the Company's stock option plan, management incentive plans and other long-term incentive plans. The Company does not have a nominating committee or a committee performing the functions of a nominating committee.

     During 1999, each director who was not an officer of the Company was compensated at the rate of $1,000 per month for his services on the Board of Directors and as a member of any Board committee. Each director who was not an officer of the Company also received $1,000 for each meeting of the Board actually attended. Directors who are also employees of the Company were not paid for their services as directors or for attendance at meetings. The Board of Directors of the Company held five meetings during 1999. Except Mr. Nichols, all directors attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees of the Board on which he served.

Compensation Committee Interlocks and Insider Participation

     Joseph J. Finn-Egan, Larry D. Hartzog, Jeffrey A. Lipkin and Thomas P. Stafford are the current members of the Compensation Committee of the Company's Board of Directors. Mr. Finn-Egan and Mr. Lipkin are the general partners of Recovery Equity Partners, L.P., which is the general partner of REI. Mr. Finn-Egan and Mr. Lipkin have each been designated by REI for election to the Company's Board of Directors pursuant to the terms of the Investment Agreement between REI and the Company.

     The law firm of Hartzog Conger & Cason, in which Larry D. Hartzog, a director of the Company, is a director and stockholder, rendered legal services to the Company during 1999.

            APPROVAL OF CMI CORPORATION DEFERRED COMPENSATION PLAN

Background

     Effective as of December 1, 1999, the Board of Directors of the Company adopted the CMI Corporation Deferred Compensation Plan (the "Deferred Compensation Plan"). The Deferred Compensation Plan allows selected members of the management of the Company to defer the receipt of bonuses awarded under the Company's annual Senior Management Incentive Bonus Plan (the "Incentive Plan") and to receive all or some portion of such bonuses in the form of the Company's Class A Stock. The purpose of the Deferred Compensation Plan is to promote the long-term growth and profitability of the Company by providing a means of rewarding superior performance and increasing management's proprietary interest in the Company.

     Shareholders are being asked to approve the Deferred Compensation Plan. This approval is necessary to comply with the rules of the New York Stock Exchange. A copy of the Deferred Compensation Plan is attached as Exhibit A to this Proxy Statement. The material features of the Deferred Compensation Plan are summarized below and such summary is qualified in its entirety by reference to the Deferred Compensation Plan.

Eligibility and Administration

     The Deferred Compensation Plan allows members of management who are awarded bonuses under the Company's Incentive Plan to defer the receipt of and to receive payment of all or some portion of such bonuses in shares of Class A Stock. The class of employees eligible to participate in the Deferred Compensation Plan is therefore limited to members of the Company's management who are eligible to receive bonuses under the Company's annual Incentive Plan. For the year 2000, there are 18 employees who will be eligible to participate in the Deferred Compensation Plan.

     The Incentive Plan is a compensation program which is administered by the Compensation Committee of the Board of Directors of the Company. Under the Incentive Plan, key members of the Company's management are eligible to earn cash bonuses (an "Incentive Bonus") based on (i) the overall performance of the Company, and (ii) a subjective analysis of the participant's individual performance. The Company's Board of Directors annually determines the performance targets which must be achieved by the Company, the employees who are eligible to earn such Incentive Bonuses and the amount of the potential Incentive Bonuses.

Participation and Terms

     Under the Deferred Compensation Plan, an employee who is eligible to receive an Incentive Bonus may elect to defer the receipt of all or some portion of his or her Incentive Bonus until termination of his or her employment. If such deferral election is made, the amount of the bonus that the employee elected to defer (the "Deferred Amount") will be converted into shares of Class A Stock. The number of shares that an employee will be entitled to receive under the Deferred Compensation Plan will be equal to his or her Deferred Amount divided by an amount equal to 75% of the market price of the Class A Stock as of the date the employee's Incentive Bonus is awarded.

     To participate in the Deferred Compensation Plan, an employee who is eligible to receive an Incentive Bonus must sign a Deferred Compensation Agreement prior to the year for which the Incentive Bonus will be payable. This requirement is modified for the first year in which an employee becomes eligible under the Deferred Compensation Plan. In the latter instance, the employee must sign a Deferred Compensation Agreement within thirty days after the employee first becomes eligible under the Deferred Compensation Plan.

     The shares of Class A Stock held for an employee who participates in the Deferred Compensation Plan ("Bonus Shares") will either be purchased on the open market or issued by the Company. Bonus Shares will be held by a third party trustee in a special form of trust account, commonly referred to as a "Rabbi Trust." Under the terms of the Rabbi Trust, the Bonus Shares held by the trustee will not be subject to the Company's control unless the Company is in bankruptcy. In the event of bankruptcy, the trustee of the Rabbi Trust is required to turn the Bonus Shares over to the bankruptcy trustee. Dividends on Bonus Shares will be accumulated by the trustee and used to purchase additional shares of Class A Stock.

     Absent the bankruptcy of the Company, the trustee of the Rabbi Trust will distribute the Bonus Shares plus any accumulated dividends held for an employee upon the employee's termination of employment. In addition, upon termination of the Deferred Compensation Plan, the trustee of the Rabbi Trust will distribute Bonus Shares and accumulated dividends (to the extent that cash has been received and not used to purchase additional shares of Class A Stock) to participants of the Deferred Compensation Plan.

Amendment and Termination

     The Deferred Compensation Plan may be terminated by the Company at any time and will automatically terminate upon a change in control of the Company (as defined in the Deferred Compensation Plan) or upon notice of default from a group of lenders who are owed debt constituting more than 50% of the Company's stockholders' equity. The Deferred Compensation Plan can be amended by the Company at any time.

Tax Consequences to Employees

     The Deferred Compensation Plan will allow an employee to defer the recognition of income to the extent the employee elects to have his or her Incentive Bonus paid in shares of Class A Stock. Any distribution of Bonus Shares from the Rabbi Trust to an employee will constitute taxable income equal to the fair market value of the Bonus Shares at the time of the distribution. Therefore, an employee who elects to defer any of his or her Incentive Bonus will not have to pay any income tax when the Deferred Amount is earned, but will have to pay income tax upon the distribution of the Bonus Shares from the Rabbi Trust.

     For purposes of computing tax under the Federal Insurance Contribution Act ("FICA"), an Incentive Bonus is considered to be wages in the year that it is earned and will therefore be subject to FICA tax at that time. There are two components to the FICA tax. The first is the old age, survivors and disability insurance program tax ("OASDI"). The OASDI tax rate is 6.2% of wages, subject to a maximum amount of wages (the "Wage Base"). For the year 2000, the Wage Base is $76,200. The second component of the FICA tax is used to fund the federal Medicare program. The amount of the Medicare related tax is 1.45% of wages. There is no limit on the wages subject to the Medicare tax.

Tax Consequences to the Company

     The Company will be entitled to an income tax deduction equal to the fair market value of Bonus Shares distributed to its employees at the time the employee receives the distribution of Bonus Shares. The Company will be required to match any payments required from an employee for the FICA tax.

                            EXECUTIVE COMPENSATION

     The following table sets certain forth information with respect to the compensation of the Chief Executive Officer and the four other current and former executive officers of the Company as to whom the total salary and bonus for the year ended December 31, 1999 exceeded $100,000.


                                 SUMMARY COMPENSATION TABLE

================================================================================================================================
                                                                                                Long-Term
                                                        Annual Compensation                    Compensation
                                          -------------------------------------------------------------------
       Name                                                                   Other                                 All
        and                                                                   Annual                               Other
Principal Position                Year        Salary          Bonus        Compensation(1)     Stock Options    Compensation (2)
--------------------------------------------------------------------------------------------------------------------------------
Tom Engelsman                     1999       $300,000           $0             $0                    0            $102,755
Chief Executive Officer (3)       1998         75,000            0              0                 500,000            4,788
                                  1997          N/A             N/A            N/A                  N/A              N/A
--------------------------------------------------------------------------------------------------------------------------------
Bill Swisher                      1999       $206,250           $0             $0                    0            $132,651
Former Chairman and Chief         1998        330,000         50,000            0                    0               7,800
Executive Officer (4)             1997        300,000            0              0                    0               6,465
--------------------------------------------------------------------------------------------------------------------------------
Albert L. Basey                   1999        123,397           $0             $0                    0            $ 46,057
Former President (5)              1998        175,000         35,000            0                    0               5,010
                                  1997        157,163            0              0                 100,000            4,233
--------------------------------------------------------------------------------------------------------------------------------
Jim D. Holland                    1999       $160,000           $0             $0                    0            $  2,916
Senior Vice President,            1998        160,000         30,000            0                    0               2,939
Treasurer and Chief               1997        160,000            0              0                    0               2,577
Financial Officer
--------------------------------------------------------------------------------------------------------------------------------
David Jolly                       1999       $125,000         $17,437          $0                    0            $ 39,888
Controller (6)                    1998            N/A           N/A            N/A                  N/A              N/A
                                  1997            N/A           N/A            N/A                  N/A              N/A
================================================================================================================================

(1) Excludes perquisites and other benefits, the aggregate amount of which does not exceed the lesser of $50,000 or 10% of the total of such officer's annual salary and bonus.
(2) All Other Compensation for 1999 includes (a) Company matching contributions to the Tax Savings Retirement Thrift Plan of $1,500 each for Mr. Engelsman, Mr. Swisher and Mr. Holland, $1,426 for Mr. Basey, and $950 for Mr. Jolly; (b) insurance premiums of $528 for Mr. Engelsman, $2,901 for Mr. Swisher, $1,688 for Mr. Basey, and $1,416 for Mr. Holland; (c) consulting fees of $128,250 and $42,963 paid to Mr. Swisher and Mr. Basey, respectively, after their retirement as officers of the Company; and (d) payments of $100,727 and $38,938 made to Mr. Engelsman and Mr. Jolly, respectively, to reimburse them for costs incurred in connection with their relocation to Oklahoma City.
(3) Mr. Engelsman was employed by the Company in October 1998.
(4) Mr. Swisher served as an executive officer of the Company until August 1999. In August 1999, Mr. Swisher resigned as an executive officer of the Company and entered into a two-year consulting agreement with the Company. Mr. Swisher remains the Chairman of the Board of Directors.
(5) Mr. Basey resigned as President of the Company in August 1999.
(6) Mr. Jolly was employed by the Company in January 1999 and received a signing bonus of $17,437 at that time.


Options Granted

     No stock options or stock appreciation rights were granted during 1999 to any of the executive officers named in the Summary Compensation Table.

Option Exercises and Fiscal Year-End Values

     The following table provides certain information on stock option exercises in 1999 by the named executive officers and the value of such officers' unexercised options at December 31, 1999.


   AGGREGATED OPTION/SAR EXERCISES IN 1999 AND 12/31/99 OPTION/SAR VALUES(1)


====================================================================================================================
                                                                                                  Value of
                                                         Number of Unexercised                  Unexercised
                     Number of                                Options at                        In-the-Money
    Name          Shares Acquired                          December 31, 1999                     Options at
                    on Exercise      Value Realized            (Shares)                     December 31, 1999(2)
                                                      --------------------------------------------------------------
                                                      Exercisable    Unexercisable    Exercisable      Unexercisable
--------------------------------------------------------------------------------------------------------------------
Tom Engelsman            0               N/A               0            500,000            $0            $406,250
--------------------------------------------------------------------------------------------------------------------
Bill Swisher             0               N/A               0               0                0                0
--------------------------------------------------------------------------------------------------------------------
Albert L. Basey          0               N/A            100,000            0             256,250             0
--------------------------------------------------------------------------------------------------------------------
Jim D. Holland           0               N/A             50,000          50,000             0             146,875
--------------------------------------------------------------------------------------------------------------------
David Jolly              0               N/A               0               0                0                0
====================================================================================================================

(1)  No stock appreciation rights are outstanding.
(2) Based on the closing price of the Company's Class A Stock on the New York Stock Exchange on December 31, 1999.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

     Tom Engelsman serves as Chief Executive Officer of the Company pursuant to an employment agreement entered into on October 1, 1998. The employment agreement provides for Mr. Engelsman's employment through April 1, 2004 (subject to early termination in certain circumstances) at a base salary of $300,000 per year. The expiration date of the employment agreement will be automatically extended until September 30, 2008 unless, prior to January 1, 2004, either the Company or Mr. Engelsman gives notice to the other that it elects not to extend the term of the employment agreement beyond April 1, 2004. Under the employment agreement, Mr. Engelsman is entitled to receive bonus compensation for fiscal years 1999-2003, inclusive, equal to 75% of his base salary if the Company's basic earnings per share equal or exceed certain targeted levels established by the Board of Directors. If the expiration date of the employment agreement is extended until September 30, 2008, the Board of Directors of the Company and Mr. Engelsman will negotiate in good faith targeted earnings per share levels or other performance criteria to be used in determining Mr. Engelsman's bonus compensation for fiscal years 2004-2008. The Company has the right to terminate Mr. Engelsman's employment at any time, with or without "cause," as that term is defined in the employment agreement. Mr. Engelsman also has the right to terminate the employment agreement at any time, with or without "cause." If Mr. Engelsman's employment is terminated by the Company without "cause" or by Mr. Engelsman for "cause," Mr. Engelsman will be entitled to continue to receive his base salary for a period of 18 months following the termination date and all of the stock options granted to Mr. Engelsman in connection with his employment will vest immediately.

     On November 1, 1998, the Company entered into an agreement with Jim D. Holland in which the Company agreed to pay one years' salary to Mr. Holland if he is terminated by the Company at any time prior to November 1, 2000 without "cause," as that term is defined in the agreement.

     On August 12, 1999, Bill Swisher resigned as an executive officer of the Company. Contemporaneously with his resignation, the Company entered into a two-year consulting agreement with Mr. Swisher. Under the terms of the consulting agreement, Mr. Swisher is entitled, among other things, to receive a monthly consulting fee of $28,500. In addition, Mr. Swisher is entitled to participate in any cash-based incentive bonus plan established for senior management of the Company for the 2000 and 2001 fiscal years. If the Company undergoes a "change in control," as that term is defined in the consulting agreement, then, Mr. Swisher will be entitled to receive a lump sum amount equal to the monthly consulting fee times the number of months remaining in the original term of the consulting agreement.

     COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company establishes the general compensation policies of the Company, establishes the compensation plans and specific compensation levels for the Company's executive officers and administers the Company's Stock Option Plan and other management incentive plans. The Compensation Committee is currently composed of Messrs. Finn-Egan, Hartzog, Lipkin and Stafford.

Compensation Philosophy and Overall Objectives of Executive Compensation Program

     Under the supervision of the Compensation Committee, the Company has developed and implemented compensation policies and plans which seek to enhance the profitability of the Company and, thus, shareholder value by aligning closely the financial interests of the Company's executive officers with those of its shareholders. In furtherance of those goals, the Compensation Committee has established the following fundamental objectives:

     1) Provide a competitive compensation package that will enable the Company to attract and retain key executives.

     2) Integrate all compensation policies and plans with the Company's short-term and long-term business objectives and strategies, and focus executive behavior on the fulfillment of those objectives.

     3) Provide compensation opportunities that are linked to performance of the Company and increases in shareholder value.

Components of Compensation Program

     Each year, the Compensation Committee reviews the Company's compensation program to ensure that pay levels and incentive opportunities are competitive and reflect the actual performance of the Company. The Company's compensation program is based on the following three components, each of which is intended to serve the Company's overall compensation philosophy.

     Base Salary: Base salary levels of the Company's executive officers are largely determined through comparisons with companies in the same or similar businesses of the Company and its subsidiaries. Actual salaries are based on individual performance within a competitive salary range for each position that is established through job evaluation and market comparisons.

     Annual Incentive Compensation: In early 1999, the Compensation Committee adopted the 1999 Incentive Plan, which Incentive Plan covered all of the named executive officers, as well as other mid-level management personnel. Participants in the Incentive Plan were eligible to earn cash bonuses based on
(i) the overall performance of the Company, and (ii) a subjective analysis of the participant's individual performance. In assessing the overall performance of the Company, the 1999 earnings per share ("EPS") of the Company were measured against EPS targets established by the Compensation Committee for the

Company. In assessing the individual performance of a participant, the Compensation Committee considered performance factors particular to each participant, such as the participant's level of responsibility within the Company and individual managerial accomplishments. Because the Company's 1999 EPS did not equal the minimum EPS target established by the Compensation Committee, no bonuses were paid under the Incentive Plan for the fiscal year ended December 31, 1999.

     Certain employees of the Bid-Well Division of the Company were eligible in 1999 to participate in a separate management incentive plan (the "Bid-Well Plan") for the division. Under the terms of the Bid-Well Plan, the eligible employees could earn cash bonuses if the 1999 earnings before taxes of the division exceeded certain predetermined levels. Like the Incentive Plan, the objective of the Bid-Well Plan was to advance the interests of the Company and its shareholders by providing incentives for the attainment of consistent growth in revenue and income. For the fiscal year ended December 31, 1999, aggregate bonuses of approximately $162,000 were paid under the Bid-Well Plan. None of the executive officers named in the Summary Compensation Table participated in the Bid-Well Plan. Payments under the Bid-Well Plan were made after receipt of annual audited financial statements for the Company and its subsidiaries.

     Stock Options: Under the terms of the CMI Corporation Stock Option Plan, the Board of Directors is authorized to grant stock options and/or appreciation rights to employees of the Company and its subsidiaries. The purpose of the Stock Option Plan is to advance the interests of the Company and its shareholders by providing long-term incentives to certain key employees of the Company and its subsidiaries who contribute significantly to the long-term performance and growth of the Company and its subsidiaries by enabling such employees to acquire a proprietary interest in the Company.

Discussion of 1999 Compensation for the Chief Executive Officer

     The Compensation Committee applied the executive compensation policies and programs described above in determining the total compensation of Tom Engelsman, the Company's Chief Executive Officer. As reflected in the Summary Compensation Table, Mr. Engelsman's base salary for 1999 was $300,000. This salary was determined pursuant to the terms of Mr. Engelsman's employment agreement, which was entered into in October 1998. Because the Company's 1999 EPS did not equal the minimum EPS target established by the Compensation Committee, Mr. Engelsman did not receive a bonus for the fiscal year ended December 31, 1999. No options or other long-term incentives were granted to Mr. Engelsman in 1999.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code generally limits the annual tax deduction for applicable remuneration paid to the Company's Chief Executive Officer and certain other highly compensated executive officers to $1,000,000. The Compensation Committee does not believe that the applicable remuneration to be paid to the Company's executives will exceed the deduction limits set by
Section 162(m).

               COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

                              Joseph J. Finn-Egan
                               Larry D. Hartzog
                               Jeffrey A. Lipkin
                              Thomas P. Stafford

     The foregoing report of the Compensation Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 unless the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

Stock Performance Graph

     The following graph shows the cumulative total shareholder return on the Company's Class A Stock over the last five fiscal years as compared to the returns of the New York Stock Exchange Market Value Index (the "NYSE Index"), a peer group (the "Peer Group") selected by the Company, and the S&P Machinery (Diversified) Industry Group. The Peer Group consists of Astec Industries, Inc., Caterpillar, Inc., Athey Products Corp. and Terex Corp. The graph assumes $100 was invested on December 31, 1994 in the Company's Class A Stock, the Peer Group, the NYSE Index and the S&P Machinery (Diversified) Industry Group and assumes reinvestment of dividends. Certain companies previously included in the Peer Group have been acquired over the past two years and, therefore, the Company intends to discontinue its use of the Peer Group in future stock performance graphs.

                       [PERFORMANCE GRAPH APPEARS HERE]

============================================================================================================
                         12/31/94       12/31/95       12/31/96       12/31/97       12/31/98       12/31/99
------------------------------------------------------------------------------------------------------------
CMI                     $  100.00      $   78.85      $   67.45      $   80.64      $  124.09      $  111.03
------------------------------------------------------------------------------------------------------------
Peer Group              $  100.00      $  108.05      $  141.54      $  187.14      $  185.39      $  192.04
------------------------------------------------------------------------------------------------------------
NYSE Index              $  100.00      $  129.66      $  156.20      $  205.49      $  244.52      $  267.75
------------------------------------------------------------------------------------------------------------
S&P Machinery           $  100.00      $  123.40      $  153.81      $  203.46      $  169.33      $  200.20
(Diversified)
============================================================================================================

                            APPOINTMENT OF AUDITORS

     The Board of Directors, upon recommendation of its Audit Committee, has selected KPMG LLP as the Company's independent auditors for the 2000 fiscal year.

     KPMG LLP is the accounting firm which audited and reported on the Company's financial statements for the last fiscal year. A representative of KPMG LLP is expected to attend the Annual Meeting. The representative will be afforded an opportunity to make a statement, if he or she desires to do so. It is anticipated that the representative will also be available to answer appropriate questions.


                               OTHER INFORMATION

Cost of Proxy Solicitation

     The Company will bear the cost of soliciting proxies. In addition to solicitation by mail, arrangements have been made with brokerage houses, nominees, and other custodians and fiduciaries to send proxy material to their principals and the Company will reimburse them for their expenses in doing so. Proxies also may be solicited personally or by telephone or telegraph. All such solicitations will be made by officers or other employees of the Company who will not receive extra compensation therefor.

Additional Matters

     While the notice for the Annual Meeting calls for the transaction of any other business as may be properly presented, management is not aware of any business to be submitted at the meeting which is not described in this Proxy Statement. If any other business is properly presented, the persons named in the proxy will act according to their best judgment on behalf of the shareholders they represent.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who beneficially own more than 10% of the Class A Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission and to provide copies of those reports to the Company. Based on a review of the reports it has received, or written representations that no reports were required to be filed, the Company believes that, except as described below, during 1999, all Section 16(a) filing requirements applicable to its executive officers, directors and 10%
shareholders were met.   David Jolly, Controller of the Company, inadvertently
failed to file a Section 16(a) report when he was initially employed by the Company in January 1999.

Shareholder Proposals

     To be considered for inclusion in the Company's proxy statement relating to the 2001 Annual Meeting of Shareholders, shareholder proposals must be received no later than January 6, 2001. To be considered for presentation at the annual meeting, although not included in the proxy statement, proposals must be received no later than March 21, 2001. All shareholder proposals should be marked to the attention of Corporate Secretary, CMI Corporation, P.O. Box 1985, Oklahoma City, Oklahoma 73101.

SEC Form 10-K

     A copy of the Company's Annual Report on Form 10-K for its latest fiscal year is available without charge to any shareholder of the Company who requests a copy in writing from Mr. Jim D. Holland, Senior Vice President, Treasurer and Chief Financial Officer, CMI Corporation, P.O. Box 1985, Oklahoma City, Oklahoma 73101.



                                 By Order of the Board of Directors

                                 /S/ JIM D. HOLLAND

                                 Jim D. Holland, Senior Vice President




Oklahoma City, Oklahoma
May 5, 2000


YOUR VOTE IS IMPORTANT. PLEASE COMPLETE, DATE, AND SIGN THE ENCLOSED PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING POSTAGE PAID ENVELOPE.

                                  EXHIBIT "A"



                                CMI CORPORATION
                 SENIOR MANAGEMENT DEFERRED COMPENSATION PLAN

                               TABLE OF CONTENTS


ARTICLE I - INTRODUCTION AND PURPOSE OF PLAN...............   2
     1.1    Establishment of Plan..........................   2
     1.2    Purpose of Plan................................   2

ARTICLE II - DEFINITIONS...................................   2

ARTICLE III - PARTICIPATION IN THE PLAN....................   4
     3.1    Eligibility....................................   4
     3.2    Enrollment.....................................   4

ARTICLE IV - DEFERRAL OF INCENTIVE COMPENSATION AND
     INVESTMENT IN STOCK...................................   5

ARTICLE V - DISTRIBUTION OF BENEFITS.......................   5

ARTICLE VI - BENEFICIARY INFORMATION.......................   5
     6.1    Designation....................................   5
     6.2    Failure to Designate a Beneficiary.............   5

ARTICLE VII - PLAN ADMINISTRATION..........................   6
     7.1    Plan Administration............................   6
     7.2    Ownership of Assets............................   6

ARTICLE VIII - AMENDMENT OR TERMINATION OF PLAN............   6

ARTICLE IX - MISCELLANEOUS.................................   6
     9.1    Limitation of Rights; Employment Relationship..   6
     9.2    Limitation on Assignment.......................   7
     9.3    Pronouns.......................................   7
     9.4    Representations................................   7
     9.5    Severability...................................   7
     9.6    Applicable Law.................................   7

                                CMI CORPORATION
                 SENIOR MANAGEMENT DEFERRED COMPENSATION PLAN


                 ARTICLE I - INTRODUCTION AND PURPOSE OF PLAN

     1.1 Establishment of Plan. The Employer, by execution of this Agreement, hereby establishes this Deferred Compensation Plan which shall become effective as of December 1, 1999. The Plan shall be maintained for the exclusive benefit of a select group of senior management employees.

     1.2 Purpose of Plan. The purpose of this Plan is to enable Employees who become covered under the Plan to enter into agreements with the Employer to defer a portion of their Compensation and receive benefits at separation from service.


                           ARTICLE II - DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings as set forth in this Article II unless a different meaning is clearly required by the context.

     2.1 Administrator means the individual or committee appointed by the Employer to administer the Plan. If the Employer fails to make such appointment, the Employer shall be the Administrator.

     2.2 Beneficiary means the person, persons, or legal entity entitled to receive benefits under this Plan which become payable in the event of the Participant's death.

     2.3  Board of Directors means the board of directors of CMI Corporation.

     2.4 Change in Control means a Change in Control of the Employer. A Change in control of the Employer shall occur if:

          (a) Thirty Percent Voting Shares. A third party becomes the beneficial owner of shares of the Employer having 40 percent or more of the total number of votes that may be cast for the election of directors of the Employer; or

          (b) Change in Majority of Directors. As a result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sale of assets or contested election, or any combination of the foregoing transactions, the persons who are directors of the Employer before the transaction shall cease to constitute a majority of the Board of Directors of the Employer or any successor to the Employer; or

           (c) Sale of Assets. All or substantially all of the assets and business of the Employer are sold, transferred or assigned to, or otherwise acquired by, any other entity or entities.

In no event shall the distribution by the Employer to its shareholders of stock in a subsidiary be deemed a Change in Control.

     2.5   Class A Stock means the CMI Corporation $.01 par value Class A Stock.

     2.6 Code means the Internal Revenue Code of 1986, as amended, and includes any regulations thereunder.

     2.7 Deferral means the annual amount of Incentive Compensation that a Participant elects to defer pursuant to a properly executed Deferred Compensation Agreement.

     2.8 Deferral Account means the account maintained for each Participant by the Administrator to account for Deferrals and the earnings, losses and expenses thereon as more fully set forth in Article VII.

     2.9 Deferred Compensation Agreement means an agreement executed by Participant pursuant to Section 3.2 to defer up to 100% of Employee's Incentive Compensation pursuant to the Senior Management Incentive Compensation Program.

     2.10 Employee means any person who performs services for the Employer, as an employee and who is a member of the management of the Employer or one of the Employer's highly compensated employees as determined by the Board of Directors in its sole discretion.

     2.11  Employer means CMI Corporation.

     2.12 Fair Market Value means the average sales price of a share of Class A Stock sold under normal circumstances as reported by the New York Stock Exchange during the 33 day period consisting of (i) 30 day period immediately preceding the date (the "Earnings Release Date") that the Employer publicly announces its earnings for the Plan Year with respect to which the Incentive Compensation which is being deferred relates, (ii) the Earnings Release Date, and (iii) the two days following the Earnings Release Date.

     2.13 Incentive Compensation means the total amount of incentive compensation awarded to a Participant for a particular calendar year pursuant to the Senior Management Incentive Compensation Program.

     2.14 Loan Default means the receipt by CMI of notice from a lender or group of lenders to whom debt is owed by CMI which constitutes more than 50% of CMI's stockholders equity.

     2.15 Participant means an Employee or former Employee selected by the Board of Directors who has been awarded Incentive Compensation and, who has deferred a portion of such compensation by executing a Deferred Compensation Agreement and who retains the rights to benefits under the Plan.

     2.16 Plan means the CMI Corporation Senior Management Deferred Compensation Plan as set forth herein as it may be amended from time to time.

     2.17 Plan Year means the twelve consecutive month period beginning on January 1, and ending on December 31.

     2.18 Senior Management Incentive Compensation Program means the CMI Corporation 1999 Senior Management Incentive Compensation Program adopted by the Board of Directors and any Incentive Compensation Programs adopted by the Board of Directors from time to time hereafter for the Senior Management of CMI Corporation.

     2.19 Trust means the Trust established pursuant to the Trust Agreement to hold deferred compensation and earnings thereon.

     2.20 Trust Agreement means the CMI Corporation Senior Management Deferred Compensation Trust Agreement as the same may be amended from time to time.


                    ARTICLE III - PARTICIPATION IN THE PLAN

     3.1 Eligibility. The Board of Directors shall determine on an annual basis the employees who shall be entitled to participate in the Plan for such year. Generally, each Employee who is granted Incentive Compensation pursuant to the Senior Management Incentive Compensation Plan as determined by the Board of Directors of Employer in it sole and absolute discretion to participate may become a Participant in this Plan.

     3.2 Enrollment. Eligible employees may enroll in the Plan by completing a Deferred Compensation Agreement and submitting it to the Administrator. In general, an employee must execute a Deferred Compensation Agreement prior to the year for which Incentive Compensation is payable. However, for Incentive Compensation earned for the 1999 plan year, an employee may enroll by executing a Deferred Compensation Agreement within thirty (30) days after the Plan is effective. In addition, in the first year that an employee becomes eligible to participate in the Plan, such newly eligible Participant may enroll by executing a Deferred Compensation Agreement within thirty (30) days after the date the employee first becomes eligible under the Plan.

ARTICLE IV - DEFERRAL OF INCENTIVE COMPENSATION AND INVESTMENT IN STOCK

     The maximum amount of Incentive Compensation which can be deferred pursuant to the terms of this Plan for any plan year shall be 100% of the Incentive Compensation awarded for such plan year. A Deferred Compensation Agreement once entered into shall be effective for all subsequent plan years unless revoked or amended in writing by a Participant. All contributions made on behalf of an Employee under this Plan shall be in the form of Class A Stock. The number of shares of Class A Stock contributed to the Trust Account for a Plan Participant shall be equal to the amount of Deferred Bonus deferred by the Plan Participant pursuant to a Deferred Compensation Agreement divided by 75% of the Fair Market Value per Share of the Class A Stock.


                     ARTICLE V - DISTRIBUTION OF BENEFITS

     Distribution of benefits from the Plan to a Participant shall be made as soon as administratively practical following a Participant's termination of employment or as otherwise provided herein or in the Deferred Compensation Agreement executed by the Participant and the Employer. Benefits shall be in a single sum, in kind except to the extent that cash has been received and not used to purchase additional shares of Class A Stock.


                     ARTICLE VI - BENEFICIARY INFORMATION

     6.1 Designation. A Participant shall have the right to designate a Beneficiary, and amend or revoke such designation at any time, in writing. Such designation, amendment or revocation shall be effective upon receipt by the Administrator.

     6.2 Failure to Designate a Beneficiary. If no designated Beneficiary survives the Participant and benefits are payable following the Participant's death, the Administrator shall direct that payment of benefits be made to the person or persons in the first of the following classes of successive preference Beneficiaries.

     The Participant's:

          (a)  spouse,

          (b)  children, per stirpes,

          (c)  parents,

          (d)  brothers and sisters,

          (e)  estate.

                       ARTICLE VII - PLAN ADMINISTRATION

     7.1 Plan Administration. The Employer may appoint an Administrator to administer the Plan provided that in the absence of such appointment the Employer shall serve as the Administrator. Such Administrator may be an individual or a committee authorized to act collectively on behalf of the Plan. The Administrator shall have sole discretionary responsibility for the operation, interpretation, and administration of the Plan and for determining eligibility for Plan benefits. Any action taken on any matter within the discretion of the Administrator shall be final, conclusive, and binding on all parties. In order to discharge its duties hereunder, the Administrator shall have the power and authority to adopt, interpret, alter, amend or revoke rules and regulations necessary to administer the Plan, to delegate ministerial duties and to employ such outside professionals as may be required for prudent administration of the Plan. The Administrator shall also have authority to enter into agreements on behalf of the Employer necessary to implement this Plan. Any individual Administrator who is otherwise eligible, may participate in the Plan, but shall not be entitled to make decisions solely with respect to his or her own participation and benefits under the Plan.

     7.2 Ownership of Assets. All amounts of compensation deferred under the Plan, all property and rights purchased or acquired with such amounts and all income attributable to such amounts, property or rights shall remain (until made available to the Participant or Beneficiary) solely the property and rights of the Employer (without being restricted to the provisions of benefits under the Plan) and shall be subject to the claims of the Employer's general creditors provided further that such assets shall be deposited and held pursuant to the Trust Agreement. The Administrator shall maintain separate accounts for each Participant. All contributions and earnings thereon shall be credited to such accounts and any loss on investments of contributions shall be charged to such accounts.


                ARTICLE VIII - AMENDMENT OR TERMINATION OF PLAN

     The Employer shall have the right to amend the Plan, at any time and from time to time, in whole or in part. The Employer shall notify each Participant in writing of any Plan amendment. The Employer may also terminate or discontinue the Plan in whole or in part at any time without any liability for such termination or discontinuance. In addition, upon the occurrence of a Change of Control or a Loan Default, the Plan and Trust shall automatically terminate and all assets shall be distributed to the Participants.


                          ARTICLE IX - MISCELLANEOUS

     9.1 Limitation of Rights: Employment Relationship. Neither the establishment of this Plan nor any modification thereof, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving a Participant or other person any legal or equitable right against the Employer except as provided in the Plan. In no event shall the terms of employment of any employee be modified or in any way be affected by the Plan.

     9.2 Limitation on Assignment. Benefits under this Plan may not be assigned, sold, transferred, or encumbered, and any attempt to do so shall be void. A Participant's or Beneficiary's interest in benefits under the Plan shall not be subject to debts or liabilities of any kind and shall not be subject to attachment, garnishment or other legal process.

     9.3 Pronouns. Whenever used in this Agreement, the masculine pronoun is to be deemed to include the feminine. The singular form, whenever used herein, shall mean or include the plural form where applicable, and vice versa.

     9.4 Representations. The Employer does not represent or guarantee that any particular federal or state income, payroll, personal property or other tax consequence will result from participation in this Plan. A Participant should consult with professional tax advisors to determine the tax consequences of his or her participation. Furthermore, the Employer does not represent or guarantee successful investment of Deferrals and shall not be required to restore any loss which may result from such investment or lack of investment.

     9.5 Severability. If a court of competent jurisdiction holds any provision of this Plan to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

     9.6 Applicable Law. This Plan shall be construed in accordance with applicable federal law and, to the extent otherwise applicable, the laws of the State of Oklahoma.



                                    CMI CORPORATION


                                    /s/ Tom Engelsman
                                    -----------------------
                                    Chief Executive Officer

                                     PROXY
                                CMI CORPORATION
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE 2, 2000
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   The undersigned hereby appoints Thane Swisher and Jim D. Holland, or either of them, as proxies, each with full power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated below, all of the shares of Voting Class A Common Stock and Voting Common Stock of CMI Corporation held of record by the undersigned on April 26, 2000, at the Annual Meeting of Shareholders to be held on June 2, 2000 or any adjournment thereof.

  1. Election of Directors
  [_]For all nominees listed below (except as marked to the contrary below).
  [_]Withhold authority to vote for all nominees listed below.

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)
                              Joseph J. Finn-Egan
                               Jeffrey A. Lipkin
                                J. Larry Nichols

  2. Approval of the CMI Corporation Deferred Compensation Plan.

                            [_] FOR        [_] AGAINST     [_] ABSTAIN

   3. In their discretion, the proxies are authorized to vote upon upon such other business as may properly come before the meeting.

   THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES LISTED ABOVE AND FOR THE APPROVAL OF THE CMI CORPORATION DEFERRED COMPENSATION PLAN. YOU MAY REVOKE THIS PROXY AT ANY TIME PRIOR TO VOTE THEREOF.

   The undersigned hereby acknowledges receipt of the Proxy Statement and hereby expressly revokes any and all proxies heretofore given or executed by him with respect to the shares represented by the proxy.

   Please sign exactly as name appears on stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership or limited liability company, please sign in the name of the legal entity by authorized person.

   Dated this         day of                          , 2000.

                                               --------------------------------
                                               Signature

                                               --------------------------------
                                               Signature

      (Please sign, date and return promptly using the enclosed envelope.)